Exhibit 32

SECTION 1350 CERTIFICATIONS

         Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned hereby certifies in his or her capacity as an officer of HEMLOCK FEDERAL FINANCIAL CORPORATION (the "Company") that the Annual Report of the Company on Form 10-K for the fiscal year ended December 31, 2003 fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that the information contained in such report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates and for the periods presented in the financial statements included in such report.

Dated: April 5, 2004	/s/ Michael R. Stevens Michael R. Stevens President

Dated: April 5, 2004	/s/ Jean M. Thornton Jean M. Thornton Chief Financial Officer